Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS QUARTERLY EARNINGS OF $54.8 MILLION
Company Generates 17% Year over Year Organic Loan Growth

OLNEY, MARYLAND, July 21, 2022 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $54.8 million ($1.21 per diluted common share) for the quarter ended June 30, 2022, compared to net income of $57.3 million ($1.19 per diluted common share) for the second quarter of 2021 and $43.9 million ($0.96 per diluted common share) for the first quarter of 2022.

Current quarter core earnings were $44.2 million ($0.98 per diluted common share), compared to $58.4 million ($1.23 per diluted common share) for the quarter ended June 30, 2021 and $45.1 million ($0.99 per diluted common share) for the quarter ended March 31, 2022. Core earnings are determined by excluding the after-tax impact of merger, acquisition and disposal expense, the loss on FHLB redemptions, amortization of intangibles, gain on disposal of assets and investment securities gains. Core earnings for the current period when compared to the prior year quarter were reduced primarily as a result of the activity associated with provisioning for credit losses, a decline in mortgage banking income, lower other non-interest income from isolated events that occurred in 2021 and a decline in net interest income. The provision for credit losses for the current quarter was a charge of $3.0 million compared to a credit of $4.2 million for the second quarter of 2021 and a charge of $1.6 million for the first quarter of 2022.

“We have sustained robust commercial loan production for three consecutive quarters. Our teams are focused and strategic, our products and services are competitive, and we are maximizing our in-market presence to win new relationships,” said Daniel J. Schrider, President and CEO of Sandy Spring Bank. “Despite the economic concerns in the marketplace, the businesses we bank continue to grow and our pipeline remains strong. We are committed to supporting local businesses of all sizes and helping the Greater Washington region thrive.”

Second Quarter Highlights:

•At June 30, 2022, total assets were $13.3 billion, a 3% increase compared to $12.9 billion at June 30, 2021. During the previous twelve months, liquidity generated by PPP loan forgiveness was utilized to fund the growth in the loan and investment securities portfolios. Excluding the PPP balances, total assets grew 10% year-over-year.

•Total loans, excluding PPP loans, increased 17% to $10.8 billion at June 30, 2022 compared to $9.2 billion at June 30, 2021. Excluding PPP loans, total commercial loans grew by $1.3 billion or 17% during the previous twelve months. During this period, the Company generated new commercial gross loan production of $4.4 billion, of which $3.0 billion was funded, more than offsetting $1.6 billion in non-PPP commercial loan run-off. Funded commercial loan production increased 60% to $804.6 million during the second quarter of the current year compared to $502.5 million for the same quarter of the prior year. Total mortgage loans grew $249.7 million, primarily in conventional 1-4 family mortgage loans, during the same period.

•Net interest income for the second quarter of 2022 declined $2.1 million or 2% compared to the second quarter of 2021. Excluding PPP interest and fees, net interest income increased $9.9 million or 10% for the current quarter compared to the prior year quarter driven by the growth of the commercial loan portfolio.

•For the second quarter of 2022, the net interest margin was 3.49%, compared to 3.63% for the second quarter of 2021, and 3.49% for the first quarter of 2022. Excluding the amortization of the fair value marks derived from the previous acquisitions and interest and fees from PPP loans, the current quarter’s net interest margin was 3.45% compared to 3.49% for second quarter of 2021, and 3.41% for the first quarter of 2022.

•The provision for credit losses was a charge of $3.0 million for the current quarter compared to the prior year quarter’s credit to the provision of $4.2 million. The provision for the current quarter is a reflection of the growth in the loan portfolio and an increase in the qualitative reserve to consider the potential impact of future recessionary pressures. These factors were partially offset by the benefit to the provision derived from continuing improvement in forecasted macroeconomic indicators in the quantitative model.

•Non-interest income for the current quarter increased by 34% or $9.0 million compared to the prior year quarter as a result of the $16.7 million gain from the disposition of the Company's insurance business. Excluding the disposition gain, non-interest income declined 29% compared to the prior year quarter as a result of the $4.3 million decline in income from mortgage banking activities and the $3.4 million decline in other non-interest income compared to the second quarter of 2021.

•Non-interest expense for the current quarter increased $2.0 million or 3% compared to the prior year quarter with a significant component of the increase consisting of $1.1 million in merger, acquisition and disposal expense. Other non-interest expense increased $1.4 million driven by the combination of various operating expenses.

•Return on average assets (“ROA”) for the quarter ended June 30, 2022 was 1.69% and return on average tangible common equity (“ROTCE”) was 20.42% compared to 1.79% and 20.44%, respectively, for the second quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.37% and core ROTCE was 16.49% compared to core ROA of 1.83% and core ROTCE of 20.87% for the second quarter of 2021.

•For the second quarter of 2022, the GAAP efficiency ratio was 46.03% compared to 46.89% for the second quarter of 2021, and 50.92% for the first quarter of 2022. The non-GAAP efficiency ratio for the second quarter of 2022 was 49.79% compared to 45.36% for the prior year quarter, and 49.34% for the first quarter of 2022.

•During the quarter, the Company repurchased 625,710 shares of its common stock for $25.0 million at an average price of $39.93 per share. The repurchase plan that was authorized on March 30, 2022 permits the repurchase of up to $50.0 million in shares of common stock.

Balance Sheet and Credit Quality

Total assets grew 3% to $13.3 billion at June 30, 2022, as compared to $12.9 billion at June 30, 2021. During this period, total loans grew by 7% to $10.8 billion at June 30, 2022, compared to $10.1 billion at June 30, 2021. At June 30, 2022, excluding PPP loans, total assets grew 10% and total loans grew 17% compared to June 30, 2021. Total commercial loans, excluding PPP loan, grew by $1.3 billion or 17% during the past twelve months. During this period, the Company generated commercial gross loan production of $4.4 billion, of which $3.0 billion was funded, offsetting $1.6 billion in commercial loan run-off. During the second quarter of 2022, funded commercial loan production was $804.6 million, an increase of 60% compared to $502.5 million for the same quarter of the prior year. The growth in the commercial portfolio, excluding PPP loans, occurred in all commercial portfolios led by the $1.0 billion or 28% growth in the investor owned commercial portfolio. Year-over-year the total mortgage loan portfolio grew 22%, as a greater number of conventional 1-4 family mortgages were retained to grow the portfolio.

During the past twelve months, deposits increased 1%. Noninterest-bearing deposits grew 3% reflecting the impact of the PPP forgiveness and growth in transaction relationships, while interest-bearing deposits remained essentially unchanged. During the period, time deposits decreased 9% and money market accounts decreased 4%, while savings and interest bearing demand categories experienced year-over-year growth of 15% and 12%, respectively.

The tangible common equity ratio decreased to 8.45% of tangible assets at June 30, 2022, compared to 9.28% at June 30, 2021 as a result of the $132.3 million repurchase of common shares during the previous twelve months and the $88.9 million increase in the accumulated other comprehensive loss in the investment portfolio due to the impact of the rising rate environment on the value of securities coupled with the increase in tangible assets during the past year. At June 30, 2022, the Company had a total risk-based capital ratio of 16.07%, a common equity tier 1 risk-based capital ratio of 11.58%, a tier 1 risk-based capital ratio of 11.58%, and a tier 1 leverage ratio of 9.53%.

Non-performing loans include non-accrual loans, accruing loans 90 days or more past due and restructured loans. At June 30, 2022, the level of non-performing loans to total loans was 0.40% compared to 0.93% at June 30, 2021, and 0.46% at March 31, 2022. At June 30, 2022, non-performing loans totaled $43.5 million, compared to $94.3 million at June 30, 2021, and $46.3 million at March 31, 2022. Loans placed on non-accrual during the current quarter amounted to $0.9 million compared to $1.5 million for the prior year quarter and $1.5 million for the first quarter of 2022.

The company realized an insignificant amount of net recoveries for the second quarter of 2022, as compared to net charge-offs of $2.2 million for the second quarter of 2021 and net charge-offs of $0.2 million for the first quarter of 2022.

At June 30, 2022, the allowance for credit losses was $113.7 million or 1.05% of outstanding loans and 261% of non-performing loans, compared to $110.6 million or 1.09% of outstanding loans and 239% of non-performing loans at the end of the previous quarter. The increase in the allowance during the current quarter compared to the previous quarter resulted from the growth in the loan portfolio and the effect of management's consideration of the potential impact of recessionary pressures. The impact from these metrics applied in the determination of the allowance continue to be partially mitigated by forecasted improvement in certain economic metrics, notably the projected improvement in the unemployment rate in future periods.

Income Statement Review

Quarterly Results

Net income for the three months ended June 30, 2022 was $54.8 million compared to net income of $57.3 million for the prior year quarter. The decline in earnings was the result of lower net interest income, the current quarter's provision for credit losses compared to the prior year's credit to the allowance, and an increase in non-interest expense, which were partially offset by the increase in non-interest income. The decline in net interest income was the product of lower PPP fees and interest partially offset by interest income from loan growth, and an increase in interest expense. Non-interest income increased as a result of the sale of the Company's insurance business, offsetting lower mortgage banking income. Non-interest expense increased primarily as a result of the transaction costs associated with the asset sale and increases in various categories of operational costs in the current quarter compared to the prior year quarter. Current quarter core earnings were $44.2 million ($0.98 per diluted common share), compared to $58.4 million ($1.23 per diluted common share) for the quarter ended June 30, 2021 and $45.1 million ($0.99 per diluted common share) for the quarter ended March 31, 2022.

Net interest income for the second quarter of 2022 decreased $2.1 million or 2% compared to the second quarter of 2021, due to the combined impact of the $0.9 million reduction in interest income and the increase of $1.2 million in interest expense. The decline in interest income was driven by a $12.0 million decline in interest and fees on PPP loans, which was substantially offset by interest income from the remaining categories of commercial loans and, to a lesser degree, an increase in investment securities income. The increase in interest expense was primarily the result of the interest expense associated with issuance of subordinated debt late in the first quarter of the current year. The net interest margin for the second quarter of 2022 was 3.49% as compared to 3.63% for the same quarter of the prior year, as the yield on interest-earning assets declined eleven basis points and the rate paid on interest-bearing liabilities increased six basis points. Excluding the effects of amortization of the fair value marks derived from acquisitions and interest and fees from PPP loans, the net interest margin was 3.45% for the current quarter compared to 3.49% for second quarter of 2021.

The provision for credit losses was a charge of $3.0 million for the second quarter of 2022 compared to a credit of $4.2 million for the second quarter of 2021. The provision for credit losses for the first quarter of 2022 was a charge of $1.6 million. The provision for the current quarter reflects the growth in the loan portfolio during the quarter and management's consideration of the increased potential of an economic recession. These factors exceeded the impact derived from continuing improvement in forecasted macroeconomic indicators.

Non-interest income increased $9.0 million or 34% for the second quarter of 2022, compared to the prior year quarter as a direct result of the gain on the sale of the Company's insurance business. Excluding the disposal gain, non-interest income declined 29% compared to the prior year quarter. The gain was partially offset by a $4.3 million decline in income from mortgage banking activities and the $3.4 million decline in other non-interest income compared to the second quarter of 2021. Wealth management income remained stable and service charges on deposit accounts grew 25%. Other non-interest income declined 62% compared to the prior year, which included the full payoff of a purchased credit deteriorated loan and activity-based vendor incentives.

Non-interest expense increased $2.0 million or 3% for the second quarter of 2022, compared to the prior year quarter. The majority of the increase was the result of $1.1 million merger, acquisition and disposal expense associated with the sale of the Company's insurance business during the quarter. Other expenses increased $1.4 million as a result of the combination of the provision for lines of credit, franchise taxes and other operating costs. The remaining categories of non-interest expense experienced modest increases or decreases with professional fees declining $0.8 million during the current quarter compared to the prior year quarter as a result of lower consulting fees.

For the second quarter of 2022, the GAAP efficiency ratio was 46.03% compared to 46.89% for the second quarter of 2021, and 50.92% for the first quarter of 2022. The non-GAAP efficiency ratio was 49.79% for the current quarter as compared to 45.36% for the second quarter of 2021, and 49.34% for the first quarter of 2022. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the second quarter of the prior year to the current year quarter was primarily the result of the 7% decline in non-GAAP revenue, driven chiefly by the decrease in the non-GAAP non-interest income. ROA for the second quarter ended June 30, 2022 was 1.69% and ROTCE was 20.42% compared to 1.42% and 16.04%, respectively, for the first quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 1.37% and core ROTCE was 16.49% compared to core ROA of 1.45% and core ROTCE of 16.45% for the first quarter of 2022.

Year-to-Date Results

The Company recorded net income of $98.7 million for the six months ended June 30, 2022 compared to net income of $132.7 million for the same period of the prior year. The decline in year-to-date earnings for the current year primarily reflects the impact of the decline in PPP fees and interest, partially offset by the impact on interest income from the growth in the commercial loan portfolio, and the activity in the provision for loan losses, which shifted from the significant credit in the prior year to the charge for the current year. Core earnings were $89.3 million for the six months ended June 30, 2022 compared to $142.0 million for the prior year. Core earnings for the current period compared to the prior year period were reduced primarily as a result of the activity associated with the provision for credit losses, a decline in mortgage banking income and lower other non-interest income from isolated events that occurred in 2021. Core earnings for the current period exclude the gain from the disposal of the Company's insurance business.

For the six months ended June 30, 2022, net interest income decreased 2% or $5.2 million compared to the prior year as a result of the $19.7 million reduction in PPP interest and fees, partially offset by the positive impact on interest income from the year-over-year loan growth and the decrease in interest expense. Excluding the impact of interest and fees on PPP loans, tax-equivalent interest and fees on loans, driven by commercial loans, increased 5% compared to the prior year period. The decrease in interest expense was primarily the result of the decline in interest expense associated with money market and time deposits and total borrowings. The net interest margin declined to 3.49% for the six months ended June 30, 2022, compared to 3.60% for the prior year. Excluding the impact of the amortization of the fair value marks derived from acquisitions and PPP interest and fees, the net interest margin for the current year would have been 3.43% compared to 3.46% for the prior year.

The provision for credit losses for the six months ended June 30, 2022 amounted to a charge of $4.7 million as compared to a credit of $38.9 million for 2021. For the six months ended June 30, 2022, provision for credit losses is a reflection of the growth in the loan portfolio, coupled with the management's consideration of the potential impact of recessionary pressures, which exceeded the benefit to the provision derived from continuing improvement in forecasted macroeconomic indicators. The prior year's credit to the provision for credit losses was a reflection of the net impact of forecasted economic metrics and other factors applied in the determination of the allowance.

For the six months ended June 30, 2022, non-interest income which included a $16.7 million gain on the disposal of assets, increased 1% to $55.8 million compared to $55.1 million for 2021. Excluding the gain, non-interest income decreased 29% driven by a 76% decline in income from mortgage banking activities and a 55% decline in other income. The decline in income from mortgage banking activities is the result of the rising interest rate environment, which has dampened new mortgage and refinancing activity. Other income declined from the prior year which included the full payoff of a purchased credit deteriorated loan and activity-based vendor incentives. These declines exceeded the 3% growth in wealth management income, 25% growth in service charges on deposit accounts and 5% growth in bank card fees. Wealth management income grew, despite the erosion of assets under management due to the marketplace volatility, as a result of increased asset management fees. Service charge and bank card income growth occurred as a result of increased customer activity.

Non-interest expense decreased 3% to $127.1 million for the six months ended June 30, 2022, compared to $131.1 million for 2021. Excluding merger, acquisition and disposal expense from the current and prior year periods and the $9.1 million in prepayment penalties on FHLB borrowings that occurred in the prior year, non-interest expense increased 3% year-over-year. The drivers of the increase in non-interest expense were a 4% increase in salaries and benefits and a 20% increase other expense, excluding the FHLB prepayment penalties. The year-over-year increase in salaries and benefits was the result of staffing increases, salary adjustments and increased benefit costs. The principal component of the increase in other expense was the increase in the provision for credit losses provided on lines of credit compared to the prior year period. Marketing and outside data services costs increased 9% and 10%, respectively, while FDIC insurance premiums and professional fee and service costs decreased 30% and 10%, respectively, for the period.

For the six months ended June 30, 2022, the GAAP efficiency ratio was 48.30% compared to 48.98% for the same period in 2021. The non-GAAP efficiency ratio the current year was 49.57% compared to 44.01% for to prior year. The growth in the current year’s non-GAAP efficiency ratio compared to the prior year, indicating a decline in efficiency, was the result of the 8% decrease in non-GAAP revenue combined with the 4% growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, loss on FHLB redemption, gain on disposal of assets, merger, acquisition and disposal expense and investment securities gains and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of merger, acquisition and disposal expense, amortization of intangible assets, loss on FHLB redemption, gain on disposal of assets and investment securities gains, on a net of tax basis.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-844-200-6205. Please use the following access code: 532489. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until August 4, 2022. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 378796.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2021, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(Dollars in thousands, except per share data)	2022	2021		2022	2021
Results of operations:
Net interest income	$105,950	$108,046	(2)%	$207,401	$212,646	(2)%
Provision/ (credit) for credit losses	3,046	(4,204)	(172)	4,681	(38,912)	(112)
Non-interest income	35,245	26,259	34	55,840	55,125	1
Non-interest expense	64,991	62,975	3	127,138	131,148	(3)
Income before income tax expense	73,158	75,534	(3)	131,422	175,535	(25)
Net income	54,800	57,263	(4)	98,735	132,727	(26)

Net income attributable to common shareholders	$54,606	$56,782	(4)	$98,259	$131,606	(25)
Pre-tax pre-provision net income (1)	$76,204	$71,330	7	$136,103	$136,623	—

Return on average assets	1.69%	1.79%		1.56%	2.09%
Return on average common equity	14.97%	15.07%		13.39%	17.84%
Return on average tangible common equity (1)	20.42%	20.44%		18.21%	24.35%
Net interest margin	3.49%	3.63%		3.49%	3.60%
Efficiency ratio - GAAP basis (2)	46.03%	46.89%		48.30%	48.98%
Efficiency ratio - Non-GAAP basis (2)	49.79%	45.36%		49.57%	44.01%

Per share data:
Basic net income per common share	$1.21	$1.20	1%	$2.18	$2.79	(22)%
Diluted net income per common share	$1.21	$1.19	2	$2.17	$2.77	(22)
Weighted average diluted common shares	45,111,693	47,523,198	(5)	45,223,086	47,469,470	(5)
Dividends declared per share	$0.34	$0.32	6	$0.68	$0.64	6
Book value per common share	$33.10	$33.02	—	$33.10	$33.02	—
Tangible book value per common share (1)	$24.45	$24.58	(1)	$24.45	$24.58	(1)
Outstanding common shares	44,629,697	47,312,982	(6)	44,629,697	47,312,982	(6)

Financial condition at period-end:
Investment securities	$1,595,424	$1,482,123	8%	$1,595,424	$1,482,123	8%
Loans	10,786,290	10,092,515	7	10,786,290	10,092,515	7
Interest-earning assets	12,542,388	12,167,067	3	12,542,388	12,167,067	3
Assets	13,303,009	12,925,577	3	13,303,009	12,925,577	3
Deposits	10,969,461	10,866,466	1	10,969,461	10,866,466	1
Interest-bearing liabilities	7,570,671	7,233,536	5	7,570,671	7,233,536	5
Stockholders' equity	1,477,169	1,562,280	(5)	1,477,169	1,562,280	(5)

Capital ratios:
Tier 1 leverage (3)	9.53%	9.49%		9.53%	9.49%
Common equity tier 1 capital to risk-weighted assets (3)	11.58%	12.49%		11.58%	12.49%
Tier 1 capital to risk-weighted assets (3)	11.58%	12.49%		11.58%	12.49%
Total regulatory capital to risk-weighted assets (3)	16.07%	15.85%		16.07%	15.85%
Tangible common equity to tangible assets (4)	8.45%	9.28%		8.45%	9.28%
Average equity to average assets	11.30%	11.91%		11.63%	11.73%

Credit quality ratios:
Allowance for credit losses to loans	1.05%	1.23%		1.05%	1.23%
Non-performing loans to total loans	0.40%	0.93%		0.40%	0.93%
Non-performing assets to total assets	0.33%	0.74%		0.33%	0.74%
Allowance for credit losses to non-performing loans	261.44%	131.44%		261.44%	131.44%
Annualized net charge-offs to average loans (5)	—%	0.09%		—%	0.05%

(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger, acquisition and disposal expense from non-interest expense; gain on disposal of assets and investment securities gains from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at June 30, 2022.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2022	2021	2022	2021
Core earnings (non-GAAP):
Net income (GAAP)	$54,800	$57,263	$98,735	$132,727
Plus/ (less) non-GAAP adjustments (net of tax):
Merger, acquisition and disposal expense	793	—	793	34
Amortization of intangible assets	1,090	1,236	2,211	2,500
Loss on FHLB redemption	—	—	—	6,792
Gain on disposal of assets	(12,417)	—	(12,417)	—
Investment securities gains	(28)	(53)	(34)	(96)
Core earnings (Non-GAAP)	$44,238	$58,446	$89,288	$141,957

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	45,111,693	47,523,198	45,223,086	47,469,470

Earnings per diluted common share (GAAP)	$1.21	$1.19	$2.17	$2.77
Core earnings per diluted common share (non-GAAP)	$0.98	$1.23	$1.97	$2.99

Core return on average assets (non-GAAP):
Average assets (GAAP)	$12,991,692	$12,798,355	$12,785,040	$12,797,068

Return on average assets (GAAP)	1.69%	1.79%	1.56%	2.09%
Core return on average assets (non-GAAP)	1.37%	1.83%	1.41%	2.24%

Core return on average tangible common equity (non-GAAP):
Average total stockholders' equity (GAAP)	$1,468,036	$1,523,875	$1,487,170	$1,500,642
Average goodwill	(367,986)	(370,223)	(369,098)	(370,223)
Average other intangible assets, net	(23,801)	(30,224)	(24,580)	(31,056)
Average tangible common equity (non-GAAP)	$1,076,249	$1,123,428	$1,093,492	$1,099,363

Return on average tangible common equity (non-GAAP)	20.42%	20.44%	18.21%	24.35%
Core return on average tangible common equity (non-GAAP)	16.49%	20.87%	16.47%	26.04%

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2022	2021	2022	2021
Pre-tax pre-provision net income:
Net income (GAAP)	$54,800	$57,263	$98,735	$132,727
Plus/ (less) non-GAAP adjustments:
Income tax expense	18,358	18,271	32,687	42,808
Provision/ (credit) for credit losses	3,046	(4,204)	4,681	(38,912)
Pre-tax pre-provision net income (non-GAAP)	$76,204	$71,330	$136,103	$136,623

Efficiency ratio (GAAP):
Non-interest expense	$64,991	$62,975	$127,138	$131,148

Net interest income plus non-interest income	$141,195	$134,305	$263,241	$267,771

Efficiency ratio (GAAP)	46.03%	46.89%	48.30%	48.98%

Efficiency ratio (Non-GAAP):
Non-interest expense	$64,991	$62,975	$127,138	$131,148
Less non-GAAP adjustments:
Amortization of intangible assets	1,466	1,659	2,974	3,356
Loss on FHLB redemption	—	—	—	9,117
Merger, acquisition and disposal expense	1,067	—	1,067	45
Non-interest expense - as adjusted	$62,458	$61,316	$123,097	$118,630

Net interest income plus non-interest income	$141,195	$134,305	$263,241	$267,771
Plus non-GAAP adjustment:
Tax-equivalent income	992	930	1,858	1,910
Less non-GAAP adjustment:
Investment securities gains	38	71	46	129
Gain on disposal of assets	16,699	—	16,699	—
Net interest income plus non-interest income - as adjusted	$125,450	$135,164	$248,354	$269,552

Efficiency ratio (Non-GAAP)	49.79%	45.36%	49.57%	44.01%

Tangible common equity ratio:
Total stockholders' equity	$1,477,169	$1,562,280	$1,477,169	$1,562,280
Goodwill	(363,436)	(370,223)	(363,436)	(370,223)
Other intangible assets, net	(22,694)	(29,165)	(22,694)	(29,165)
Tangible common equity	$1,091,039	$1,162,892	$1,091,039	$1,162,892

Total assets	$13,303,009	$12,925,577	$13,303,009	$12,925,577
Goodwill	(363,436)	(370,223)	(363,436)	(370,223)
Other intangible assets, net	(22,694)	(29,165)	(22,694)	(29,165)
Tangible assets	$12,916,879	$12,526,189	$12,916,879	$12,526,189

Tangible common equity ratio	8.45%	9.28%	8.45%	9.28%

Outstanding common shares	44,629,697	47,312,982	44,629,697	47,312,982
Tangible book value per common share	$24.45	$24.58	$24.45	$24.58

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	June 30, 2022	December 31, 2021	June 30, 2021
Assets
Cash and due from banks	$84,215	$65,630	$109,147
Federal funds sold	291	312	358
Interest-bearing deposits with banks	136,773	354,078	520,989
Cash and cash equivalents	221,279	420,020	630,494
Residential mortgage loans held for sale (at fair value)	23,610	39,409	71,082
Investments held-to-maturity (fair value of $250,915)	274,337	—	—
Investments available-for-sale (at fair value)	1,268,823	1,465,896	1,441,026
Other equity securities	52,264	41,166	41,097
Total loans	10,786,290	9,967,091	10,092,515
Less: allowance for credit losses	(113,670)	(109,145)	(123,961)
Net loans	10,672,620	9,857,946	9,968,554
Premises and equipment, net	63,243	59,685	55,592
Other real estate owned	739	1,034	1,234
Accrued interest receivable	33,459	34,349	40,630
Goodwill	363,436	370,223	370,223
Other intangible assets, net	22,694	25,920	29,165
Other assets	306,505	275,078	276,480
Total assets	$13,303,009	$12,590,726	$12,925,577

Liabilities
Noninterest-bearing deposits	$4,129,440	$3,779,630	$4,000,636
Interest-bearing deposits	6,840,021	6,845,101	6,865,830
Total deposits	10,969,461	10,624,731	10,866,466
Securities sold under retail repurchase agreements and federal funds purchased	185,744	141,086	140,708
Advances from FHLB	175,000	—	—
Subordinated debt	369,906	172,712	226,998
Total borrowings	730,650	313,798	367,706
Accrued interest payable and other liabilities	125,729	132,518	129,125
Total liabilities	11,825,840	11,071,047	11,363,297

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 44,629,697, 45,118,930 and 47,312,982 at June 30, 2022, December 31, 2021 and June 30, 2021, respectively	44,630	45,119	47,313
Additional paid in capital	730,285	751,072	850,555
Retained earnings	799,707	732,027	659,578
Accumulated other comprehensive loss	(97,453)	(8,539)	4,834
Total stockholders' equity	1,477,169	1,519,679	1,562,280
Total liabilities and stockholders' equity	$13,303,009	$12,590,726	$12,925,577

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share data)	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$106,221	$107,751	$205,715	$215,179
Interest on loans held for sale	145	549	343	1,086
Interest on deposits with banks	358	47	471	93
Interest and dividends on investment securities:
Taxable	4,630	4,373	8,737	8,272
Tax-advantaged	2,554	2,103	4,678	4,454
Interest on federal funds sold	1	—	1	—
Total interest income	113,909	114,823	219,945	229,084
Interest Expense:
Interest on deposits	3,795	3,851	6,088	8,681
Interest on retail repurchase agreements and federal funds purchased	201	43	255	96
Interest on advances from FHLB	17	373	17	2,649
Interest on subordinated debt	3,946	2,510	6,184	5,012
Total interest expense	7,959	6,777	12,544	16,438
Net interest income	105,950	108,046	207,401	212,646
Provision/ (credit) for credit losses	3,046	(4,204)	4,681	(38,912)
Net interest income after provision/ (credit) for credit losses	102,904	112,250	202,720	251,558
Non-interest income:
Investment securities gains	38	71	46	129
Gain on disposal of assets	16,699	—	16,699	—
Service charges on deposit accounts	2,467	1,976	4,793	3,828
Mortgage banking activities	1,483	5,776	3,781	15,945
Wealth management income	9,098	9,121	18,435	17,851
Insurance agency commissions	812	1,247	2,927	3,400
Income from bank owned life insurance	703	705	1,498	1,385
Bank card fees	1,810	1,785	3,478	3,303
Other income	2,135	5,578	4,183	9,284
Total non-interest income	35,245	26,259	55,840	55,125
Non-interest expense:
Salaries and employee benefits	39,550	38,990	78,923	75,642
Occupancy expense of premises	4,734	5,497	9,768	10,984
Equipment expenses	3,559	3,020	7,095	6,242
Marketing	1,280	1,052	2,473	2,264
Outside data services	2,564	2,260	4,983	4,543
FDIC insurance	1,078	1,450	2,062	2,942
Amortization of intangible assets	1,466	1,659	2,974	3,356
Merger, acquisition and disposal expense	1,067	—	1,067	45
Professional fees and services	2,372	3,165	4,389	4,896
Other expenses	7,321	5,882	13,404	20,234
Total non-interest expense	64,991	62,975	127,138	131,148
Income before income tax expense	73,158	75,534	131,422	175,535
Income tax expense	18,358	18,271	32,687	42,808
Net income	$54,800	$57,263	$98,735	$132,727

Net income per share amounts:
Basic net income per common share	$1.21	$1.20	$2.18	$2.79
Diluted net income per common share	$1.21	$1.19	$2.17	$2.77
Dividends declared per share	$0.34	$0.32	$0.68	$0.64

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2022		2021
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$114,901	$106,902	$110,933	$112,060	$115,753	$115,241
Interest expense	7,959	4,585	4,803	4,525	6,777	9,661
Tax-equivalent net interest income	106,942	102,317	106,130	107,535	108,976	105,580
Tax-equivalent adjustment	992	866	862	931	930	980
Provision/ (credit) for credit losses	3,046	1,635	1,585	(8,229)	(4,204)	(34,708)
Non-interest income	35,245	20,595	22,536	24,394	26,259	28,866
Non-interest expense	64,991	62,147	66,141	63,181	62,975	68,173
Income before income tax expense	73,158	58,264	60,078	76,046	75,534	100,001
Income tax expense	18,358	14,329	14,674	19,070	18,271	24,537
Net income	$54,800	$43,935	$45,404	$56,976	$57,263	$75,464
GAAP financial performance:
Return on average assets	1.69%	1.42%	1.41%	1.75%	1.79%	2.39%
Return on average common equity	14.97%	11.83%	11.87%	14.54%	15.07%	20.72%
Return on average tangible common equity	20.42%	16.04%	16.07%	19.56%	20.44%	28.47%
Net interest margin	3.49%	3.49%	3.51%	3.52%	3.63%	3.56%
Efficiency ratio - GAAP basis	46.03%	50.92%	51.75%	48.23%	46.89%	51.08%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$76,204	$59,899	$61,663	$67,817	$71,330	$65,293
Core after-tax earnings	$44,238	$45,050	$46,575	$58,151	$58,446	$83,511
Core return on average assets	1.37%	1.45%	1.44%	1.79%	1.83%	2.65%
Core return on average common equity	12.09%	12.13%	12.17%	14.84%	15.38%	22.93%
Core return on average tangible common equity	16.49%	16.45%	16.49%	19.96%	20.87%	31.50%
Core earnings per diluted common share	$0.98	$0.99	$1.02	$1.23	$1.23	$1.76
Efficiency ratio - Non-GAAP basis	49.79%	49.34%	50.17%	46.67%	45.36%	42.65%
Per share data:
Net income attributable to common shareholders	$54,606	$43,667	$45,114	$56,622	$56,782	$74,824
Basic net income per common share	$1.21	$0.97	$0.99	$1.21	$1.20	$1.59
Diluted net income per common share	$1.21	$0.96	$0.99	$1.20	$1.19	$1.58
Weighted average diluted common shares	45,111,693	45,333,292	45,655,924	47,086,824	47,523,198	47,415,060
Dividends declared per share	$0.34	$0.34	$0.32	$0.32	$0.32	$0.32
Non-interest income:
Securities gains	$38	$8	$34	$49	$71	$58
Gain on disposal of assets	16,699	—	—	—	—	—
Service charges on deposit accounts	2,467	2,326	2,305	2,108	1,976	1,852
Mortgage banking activities	1,483	2,298	3,622	4,942	5,776	10,169
Wealth management income	9,098	9,337	9,598	9,392	9,121	8,730
Insurance agency commissions	812	2,115	1,332	2,285	1,247	2,153
Income from bank owned life insurance	703	795	819	818	705	680
Bank card fees	1,810	1,668	1,818	1,775	1,785	1,518
Other income	2,135	2,048	3,008	3,025	5,578	3,706
Total non-interest income	$35,245	$20,595	$22,536	$24,394	$26,259	$28,866
Non-interest expense:
Salaries and employee benefits	$39,550	$39,373	$41,535	$38,653	$38,990	$36,652
Occupancy expense of premises	4,734	5,034	5,693	5,728	5,497	5,487
Equipment expenses	3,559	3,536	3,427	3,214	3,020	3,222
Marketing	1,280	1,193	1,090	1,376	1,052	1,212
Outside data services	2,564	2,419	2,123	2,317	2,260	2,283
FDIC insurance	1,078	984	991	361	1,450	1,492
Amortization of intangible assets	1,466	1,508	1,609	1,635	1,659	1,697
Merger, acquisition and disposal expense	1,067	—	—	—	—	45
Professional fees and services	2,372	2,017	2,381	3,031	3,165	1,731
Other expenses	7,321	6,083	7,292	6,866	5,882	14,352
Total non-interest expense	$64,991	$62,147	$66,141	$63,181	$62,975	$68,173

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2022		2021
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$4,761,658	$4,388,275	$4,141,346	$3,743,698	$3,712,374	$3,652,418
Commercial owner-occupied real estate loans	1,767,326	1,692,253	1,690,881	1,661,092	1,687,843	1,644,848
Commercial AD&C loans	1,094,528	1,089,331	1,088,094	1,177,949	1,126,960	1,051,013
Commercial business loans	1,353,380	1,349,602	1,481,834	1,594,528	1,974,366	2,411,109
Residential mortgage loans	1,147,577	1,000,697	937,570	911,997	960,527	1,022,546
Residential construction loans	235,486	204,259	197,652	181,319	172,869	171,028
Consumer loans	426,335	419,911	429,714	450,765	457,576	493,904
Total loans	10,786,290	10,144,328	9,967,091	9,721,348	10,092,515	10,446,866
Allowance for credit losses	(113,670)	(110,588)	(109,145)	(107,920)	(123,961)	(130,361)
Loans held for sale	23,610	17,537	39,409	44,678	71,082	84,930
Investment securities	1,595,424	1,586,441	1,507,062	1,470,652	1,482,123	1,472,727
Interest-earning assets	12,542,388	12,205,058	11,867,952	12,245,374	12,167,067	12,132,405
Total assets	13,303,009	12,967,416	12,590,726	13,017,464	12,925,577	12,873,366
Noninterest-bearing demand deposits	4,129,440	4,039,797	3,779,630	3,987,411	4,000,636	3,770,852
Total deposits	10,969,461	10,852,794	10,624,731	10,987,400	10,866,466	10,677,752
Customer repurchase agreements	110,744	130,784	141,086	147,504	140,708	129,318
Total interest-bearing liabilities	7,570,671	7,313,783	7,158,899	7,320,132	7,233,536	7,423,262
Total stockholders' equity	1,477,169	1,488,910	1,519,679	1,546,060	1,562,280	1,511,694
Quarterly average balance sheets:
Commercial investor real estate loans	$4,512,937	$4,220,246	$3,769,529	$3,678,886	$3,675,119	$3,634,174
Commercial owner-occupied real estate loans	1,727,325	1,683,557	1,669,737	1,671,442	1,663,543	1,638,885
Commercial AD&C loans	1,096,369	1,102,660	1,140,059	1,161,183	1,089,287	1,049,597
Commercial business loans	1,334,350	1,372,755	1,482,901	1,820,598	2,225,885	2,291,097
Residential mortgage loans	1,070,836	964,056	925,093	934,365	994,899	1,066,714
Residential construction loans	221,031	197,366	186,129	170,511	176,135	179,925
Consumer loans	421,022	424,859	436,030	452,289	468,686	496,578
Total loans	10,383,870	9,965,499	9,609,478	9,889,274	10,293,554	10,356,970
Loans held for sale	12,744	17,594	29,426	50,075	66,958	82,263
Investment securities	1,686,181	1,617,615	1,535,265	1,403,496	1,482,905	1,407,455
Interest-earning assets	12,283,834	11,859,803	12,012,576	12,121,048	12,037,701	12,029,424
Total assets	12,991,692	12,576,089	12,791,526	12,886,460	12,798,355	12,801,539
Noninterest-bearing demand deposits	4,001,762	3,758,732	3,879,572	3,869,293	3,763,135	3,394,110
Total deposits	10,829,221	10,542,029	10,809,665	10,832,115	10,663,346	10,343,190
Customer repurchase agreements	122,728	131,487	144,988	145,483	136,286	148,195
Total interest-bearing liabilities	7,377,045	7,163,641	7,247,756	7,315,021	7,356,656	7,742,987
Total stockholders' equity	1,468,036	1,506,516	1,517,793	1,554,765	1,523,875	1,477,150
Financial measures:
Average equity to average assets	11.30%	11.98%	11.87%	12.07%	11.91%	11.54%
Investment securities to earning assets	12.72%	13.00%	12.70%	12.01%	12.18%	12.14%
Loans to earning assets	86.00%	83.12%	83.98%	79.39%	82.95%	86.11%
Loans to assets	81.08%	78.23%	79.16%	74.68%	78.08%	81.15%
Loans to deposits	98.33%	93.47%	93.81%	88.48%	92.88%	97.84%
Assets under management	$5,171,321	$5,793,787	$6,078,204	$5,733,311	$5,676,141	$5,401,158
Capital measures:
Tier 1 leverage (1)	9.53%	9.66%	9.26%	9.33%	9.49%	9.14%
Common equity tier 1 capital to risk-weighted assets (1)	11.58%	12.03%	11.91%	12.53%	12.49%	12.11%
Tier 1 capital to risk-weighted assets (1)	11.58%	12.03%	11.91%	12.53%	12.49%	12.11%
Total regulatory capital to risk-weighted assets (1)	16.07%	16.77%	14.59%	15.30%	15.85%	15.52%
Book value per common share	$33.10	$32.97	$33.68	$33.52	$33.02	$32.04
Outstanding common shares	44,629,697	45,162,908	45,118,930	46,119,074	47,312,982	47,187,389
(1) Estimated ratio at June 30, 2022.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2022		2021
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$—	$14,830	$—	$—
Commercial owner-occupied real estate	—	—	—	—	—	—
Commercial AD&C	—	—	—	7,344	—	—
Commercial business	—	—	—	—	—	31
Residential real estate:
Residential mortgage	353	296	557	679	680	398
Residential construction	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total loans 90 days past due	353	296	557	22,853	680	429
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	11,245	11,743	12,489	15,386	42,072	42,776
Commercial owner-occupied real estate	7,869	8,083	9,306	9,854	8,183	8,316
Commercial AD&C	1,353	1,081	650	1,022	14,489	14,975
Commercial business	7,542	8,357	8,420	9,454	9,435	13,147
Residential real estate:
Residential mortgage	7,305	8,148	8,441	9,511	9,440	9,593
Residential construction	1	51	55	62	62	—
Consumer	5,692	6,406	6,725	7,826	7,718	7,193
Total non-accrual loans	41,007	43,869	46,086	53,115	91,399	96,000
Total restructured loans - accruing	2,119	2,161	2,167	2,199	2,228	2,271
Total non-performing loans	43,479	46,326	48,810	78,167	94,307	98,700
Other assets and other real estate owned (OREO)	739	1,034	1,034	1,105	1,234	1,354
Total non-performing assets	$44,218	$47,360	$49,844	$79,272	$95,541	$100,054

	For the Quarter Ended,
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Analysis of non-accrual loan activity:
Balance at beginning of period	$43,869	$46,086	$53,115	$91,399	$96,000	$112,361
Non-accrual balances transferred to OREO	—	—	—	—	(257)	—
Non-accrual balances charged-off	(376)	(265)	(754)	(7,171)	(2,166)	(699)
Net payments or draws	(3,234)	(2,787)	(5,786)	(36,526)	(3,693)	(16,028)
Loans placed on non-accrual	948	1,503	511	5,699	1,515	421
Non-accrual loans brought current	(200)	(668)	(1,000)	(286)	—	(55)
Balance at end of period	$41,007	$43,869	$46,086	$53,115	$91,399	$96,000

Analysis of allowance for credit losses:
Balance at beginning of period	$110,588	$109,145	$107,920	$123,961	$130,361	$165,367
Provision/ (credit) for credit losses	3,046	1,635	1,585	(8,229)	(4,204)	(34,708)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(300)	(19)	(109)	5,797	(144)	(27)
Commercial owner-occupied real estate	(12)	—	—	136	—	—
Commercial AD&C	—	—	—	2,007	—	—
Commercial business	331	111	564	(53)	2,359	634
Residential real estate:
Residential mortgage	(9)	120	(80)	(49)	(11)	(270)
Residential construction	(5)	—	(2)	(2)	(1)	—
Consumer	(41)	(20)	(13)	(24)	(7)	(39)
Net charge-offs	(36)	192	360	7,812	2,196	298
Balance at the end of period	$113,670	$110,588	$109,145	$107,920	$123,961	$130,361

Asset quality ratios:
Non-performing loans to total loans	0.40%	0.46%	0.49%	0.80%	0.93%	0.94%
Non-performing assets to total assets	0.33%	0.37%	0.40%	0.61%	0.74%	0.78%
Allowance for credit losses to loans	1.05%	1.09%	1.10%	1.11%	1.23%	1.25%
Allowance for credit losses to non-performing loans	261.44%	238.72%	223.61%	138.06%	131.44%	132.08%
Annualized net charge-offs/ (recoveries) to average loans	—%	0.01%	0.01%	0.31%	0.09%	0.01%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended June 30,
	2022			2021
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,512,937	$45,148	4.01%	$3,675,119	$38,411	4.19%
Commercial owner-occupied real estate loans	1,727,325	19,410	4.51	1,663,543	19,360	4.67
Commercial AD&C loans	1,096,369	11,727	4.29	1,089,287	10,819	3.98
Commercial business loans	1,334,350	15,820	4.76	2,225,885	25,248	4.55
Total commercial loans	8,670,981	92,105	4.26	8,653,834	93,838	4.35
Residential mortgage loans	1,070,836	8,878	3.32	994,899	8,634	3.47
Residential construction loans	221,031	1,710	3.10	176,135	1,562	3.56
Consumer loans	421,022	3,992	3.80	468,686	4,183	3.58
Total residential and consumer loans	1,712,889	14,580	3.41	1,639,720	14,379	3.51
Total loans (2)	10,383,870	106,685	4.12	10,293,554	108,217	4.22
Loans held for sale	12,744	145	4.56	66,958	549	3.28
Taxable securities	1,195,129	4,630	1.55	1,052,229	4,373	1.66
Tax-advantaged securities	491,052	3,082	2.51	430,676	2,567	2.38
Total investment securities (3)	1,686,181	7,712	1.83	1,482,905	6,940	1.87
Interest-bearing deposits with banks	200,560	358	0.72	193,749	47	0.10
Federal funds sold	479	1	0.81	535	—	0.10
Total interest-earning assets	12,283,834	114,901	3.75	12,037,701	115,753	3.86

Less: allowance for credit losses	(112,656)			(130,734)
Cash and due from banks	84,931			97,813
Premises and equipment, net	62,422			55,718
Other assets	673,161			737,857
Total assets	$12,991,692			$12,798,355

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,488,034	$414	0.11%	$1,400,661	$226	0.06%
Regular savings deposits	559,906	22	0.02	476,999	66	0.06
Money market savings deposits	3,376,742	1,497	0.18	3,364,348	1,254	0.15
Time deposits	1,402,777	1,862	0.53	1,658,203	2,305	0.56
Total interest-bearing deposits	6,827,459	3,795	0.22	6,900,211	3,851	0.22
Federal funds purchased	53,055	166	1.26	19,506	3	0.06
Repurchase agreements	122,728	35	0.11	136,286	40	0.12
Advances from FHLB	3,809	17	1.74	73,626	373	2.03
Subordinated debt	369,994	3,946	4.27	227,027	2,510	4.42
Total borrowings	549,586	4,164	3.04	456,445	2,926	2.57
Total interest-bearing liabilities	7,377,045	7,959	0.43	7,356,656	6,777	0.37

Noninterest-bearing demand deposits	4,001,762			3,763,135
Other liabilities	144,849			154,689
Stockholders' equity	1,468,036			1,523,875
Total liabilities and stockholders' equity	$12,991,692			$12,798,355

Tax-equivalent net interest income and spread		$106,942	3.32%		$108,976	3.49%
Less: tax-equivalent adjustment		992			930
Net interest income		$105,950			$108,046

Interest income/earning assets			3.75%			3.86%
Interest expense/earning assets			0.26			0.23
Net interest margin			3.49%			3.63%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.64% and 25.50% for 2022 and 2021, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.0 million and $0.9 million in 2022 and 2021, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available for sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Six Months Ended June 30,
	2022			2021
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,367,400	$86,782	4.01%	$3,654,760	$76,765	4.24%
Commercial owner-occupied real estate loans	1,705,562	37,842	4.47	1,651,282	38,040	4.65
Commercial AD&C loans	1,099,498	22,320	4.09	1,069,552	21,215	4.00
Commercial business loans	1,353,446	32,174	4.79	2,258,311	50,042	4.47
Total commercial loans	8,525,906	179,118	4.24	8,633,905	186,062	4.35
Residential mortgage loans	1,017,741	16,652	3.27	1,030,608	18,178	3.53
Residential construction loans	209,264	3,267	3.15	178,020	3,168	3.59
Consumer loans	422,929	7,581	3.61	482,555	8,728	3.65
Total residential and consumer loans	1,649,934	27,500	3.34	1,691,183	30,074	3.57
Total loans (2)	10,175,840	206,618	4.09	10,325,088	216,136	4.22
Loans held for sale	15,155	343	4.53	74,568	1,086	2.91
Taxable securities	1,180,168	8,737	1.48	984,305	8,272	1.68
Tax-advantaged securities	471,919	5,633	2.39	461,084	5,407	2.35
Total investment securities (3)	1,652,087	14,370	1.74	1,445,389	13,679	1.89
Interest-bearing deposits with banks	229,257	471	0.41	187,954	93	0.10
Federal funds sold	650	1	0.43	588	—	0.09
Total interest-earning assets	12,072,989	221,803	3.70	12,033,587	230,994	3.87

Less: allowance for credit losses	(111,302)			(146,892)
Cash and due from banks	75,750			102,013
Premises and equipment, net	61,733			56,042
Other assets	685,870			752,318
Total assets	$12,785,040			$12,797,068

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,494,809	$572	0.08%	$1,383,253	$462	0.07%
Regular savings deposits	553,435	41	0.01	460,738	122	0.05
Money market savings deposits	3,401,641	2,122	0.13	3,387,341	2,717	0.16
Time deposits	1,355,615	3,353	0.50	1,693,179	5,380	0.64
Total interest-bearing deposits	6,805,500	6,088	0.18	6,924,511	8,681	0.25
Federal funds purchased	49,271	181	0.74	30,519	13	0.09
Repurchase agreements	127,083	74	0.12	142,208	83	0.12
Advances from FHLB	1,915	17	1.74	224,467	2,649	2.38
Subordinated debt	287,164	6,184	4.31	227,050	5,012	4.41
Total borrowings	465,433	6,456	2.80	624,244	7,757	2.51
Total interest-bearing liabilities	7,270,933	12,544	0.35	7,548,755	16,438	0.44

Noninterest-bearing demand deposits	3,880,919			3,579,642
Other liabilities	146,018			168,029
Stockholders' equity	1,487,170			1,500,642
Total liabilities and stockholders' equity	$12,785,040			$12,797,068

Tax-equivalent net interest income and spread		$209,259	3.35%		$214,556	3.43%
Less: tax-equivalent adjustment		1,858			1,910
Net interest income		$207,401			$212,646

Interest income/earning assets			3.70%			3.87%
Interest expense/earning assets			0.21			0.27
Net interest margin			3.49%			3.60%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.64% and 25.50% for 2022 and 2021, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.9 million and $1.9 million in 2022 and 2021, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.